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                                                                 Exhibit 99.1


March 23, 2004

JOINT PRESS RELEASE



                 STATS, CHIPPAC MERGER CLEARS ANTITRUST REVIEW

March 23, 2004 - ST Assembly Test Services Ltd ("STATS" - Nasdaq: STTS and SGX:
ST Assembly) and ChipPAC, Inc. ("ChipPAC" - Nasdaq: CHPC) today announced that they received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the pending merger between the two companies. STATS is a leading semiconductor test and advance packaging service provider and ChipPAC is one of the largest and most diversified providers of semiconductor assembly and test services.

On February 10, 2004, the two companies announced that they had entered into a definitive merger agreement for the companies to merge in a stock-for-stock transaction to create one of the world's premier independent semiconductor assembly and test solutions companies. Under the terms of the merger agreement, ChipPAC stockholders will receive 0.87 STATS American Depositary Shares for each share of ChipPAC common stock. Consummation of the merger is subject to certain conditions, including approval of the STATS and ChipPAC shareholders, receipt of a private letter ruling from U.S. tax authorities relating to the tax treatment of the merger for ChipPAC stockholders and other customary conditions.

ABOUT ST ASSEMBLY TEST SERVICES LTD (STATS)

STATS is a leading semiconductor test and assembly service provider to fabless companies, integrated device manufacturers and wafer foundries. With its principal operations in Singapore and global operations in the United States, United Kingdom, Japan, China and Taiwan, STATS offers full back-end turnkey solutions to customers worldwide. STATS' expertise is in testing mixed-signal semiconductors, which are extensively used in fast growing communications applications, such as data networking, broadband and mobile communications. STATS also offers advanced assembly services and has developed a wide array of traditional and advanced leadframe and laminate based products, including various ball grid array packages to serve some of the world's technological leaders. STATS was listed on the Nasdaq National Market and The Singapore Exchange in January 2000 and is in the Morgan Stanley Capital International
(MSCI) Index and the Straits Times Industrial Index. Further information is available at www.stts.com.

ABOUT CHIPPAC, INC.

ChipPAC is a full portfolio provider of semiconductor packaging, design, assembly, test and distribution services. The company is a leader in advanced packaging services that address the needs of semiconductors used in wireless communications, including flip-chip, chip-scale and stacked die technologies. The company combines a history of innovation and service with more than a decade of experience satisfying some of the largest customers in the industry. With advanced process technology capabilities and a global manufacturing presence spanning Korea, China, Malaysia and the United States, ChipPAC has a reputation for providing dependable, high quality packaging solutions. ChipPAC is publicly traded on the Nasdaq National Market under the symbol CHPC. For more information, visit the company's Web site at www.chippac.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties concerning the proposed merger involving STATS and ChipPAC, the expected financial performance of STATS and
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ChipPAC, as well as the strategic and operational plans of STATS and ChipPAC.
Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close; that the closing may be delayed; the reaction of customers of STATS and ChipPAC to the transaction; the ability of STATS and ChipPAC to successfully integrate their operations and employees; the introduction of new products by competitors or the entry of new competitors into the markets for the products of STATS and ChipPAC; and economic and political conditions in the U.S. and abroad. More information about potential factors that could affect STATS' business and financial results is included in STATS' Annual Report on Form 20-F for the fiscal year ended December 31, 2003, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are on file with the Securities and Exchange Commission (the "SEC") and available at the SEC's website at www.sec.gov. More information about potential factors that could affect ChipPAC's business and financial results is included in ChipPAC's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are on file with the SEC and available at the SEC's website at www.sec.gov. Neither STATS nor ChipPAC undertakes any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release.

ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER AND WHERE TO FIND IT

STATS and ChipPAC intend to file with the SEC a proxy statement/prospectus and other relevant materials in connection with the proposed merger (the "Merger") involving STATS and ChipPAC pursuant to the terms of an Agreement and Plan of Merger and Reorganization among STATS, Camelot Merger, Inc., a wholly owned subsidiary of STATS, and ChipPAC. A shareholders' circular to be issued by STATS will be mailed to the shareholders of STATS and the proxy statement/prospectus will be mailed to the stockholders of ChipPAC respectively. Investors and security holders of STATS and ChipPAC are urged to read the STATS shareholders' circular and the ChipPAC proxy statement/prospectus and the other relevant materials when they become available because they will contain important information about STATS, ChipPAC and the proposed Merger. The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by STATS or ChipPAC with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by STATS by contacting STATS Investor Relations in the United States at telephone
(408) 586-0608 or email daviesd@statsus.com or in Singapore at telephone (65) 6824-7705 or email angelaine@stats.st.com.sg. Investors and security holders may obtain free copies of the documents filed with the SEC by ChipPAC by contacting ChipPAC Investor Relations, ChipPAC Incorporated, 47400 Kato Road, Fremont, CA 94538, telephone (510) 979-8220 or email ir@chippac.com or David Pasquale at telephone (646) 536-7006 or email dpasquale@theruthgroup.com. Investors and security holders of STATS and ChipPAC are urged to read the STATS shareholders' circular, the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.

STATS, Mr. Tan Lay Koon, STATS' President and Chief Executive Officer, and certain of STATS' other executive officers and directors may be deemed to be participants in the solicitation of proxies of ChipPAC's stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. Tan and certain of STATS' other executive officers and directors in the solicitation by reading the proxy statement/prospectus statement when it becomes available.

ChipPAC, Mr. Dennis McKenna, ChipPAC's President and Chief Executive Officer, and certain of ChipPAC's other executive officers and directors may be deemed to be participants in the solicitation of proxies of ChipPAC's stockholders in connection with the proposed Merger. Such individuals may have interests in the proposed Merger, including as a result of holding options or shares of ChipPAC common stock. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Mr. McKenna and ChipPAC's other executive officers and directors in the solicitation by reading the proxy statement/prospectus when it becomes available.